UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

WII COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115490	No. 73-1662631
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Lincoln Avenue SE, St. Cloud, Minnesota 56304

(Address of principal executive offices) (Zip Code)

(320) 252-1503

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 25, 2010, WII Components, Inc. (the “Company”) issued a press release announcing that it intends, subject to market and other conditions, to offer $115 million in aggregate principal amount of senior secured notes due 2015 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended.  The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, if necessary, to pay the consideration in a concurrent tender offer and consent solicitation the Company has undertaken in respect of its existing 10% Senior Notes due 2012, and to pay related fees and expenses. The remaining net proceeds from the offering, if any, will be used for general corporate purposes.  A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and incorporated by reference.

Pursuant to Regulation FD, the Company is hereby furnishing certain information disclosed in the offering memorandum to be used in the offering.  This information is set forth in Exhibit 99.2, which is incorporated by reference into this Item 7.01. This information is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release announcing the offering of the Notes.
99.2	Information disclosed in the offering memorandum to be used in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Dated: October 25, 2010	By:
/s/ Dale B. Herbst
Dale B. Herbst
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing the offering of the Notes.
99.2	Information disclosed in the offering memorandum to be used in the offering.